As filed with the Securities and Exchange Commission on March 27, 2008
                                                                                                  Registration No. 333-117670

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC. (Exact name of Registrant as specified in its charter) Oregon 93-0572810 (State or other jurisdiction of incorporation or (I.R.S. Employer Identification Number)
organization)

360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sidney B. DeBoer
 Lithia Motors, Inc.
360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to: Kenneth E. Roberts, Esq. Foster Pepper LLP 601 SW Second Avenue, Suite 1800 Portland, Oregon 97204 (503) 221-0607

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [     ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “ accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ x ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

     On July 26, 2004, Lithia Motors, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-117670) (the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement and the prospectus forming a part thereof, as amended and supplemented, registered the resale by certain selling securityholders named therein of up to $85,000,000 principal amount of the Company’s 2 7/8% Convertible Senior Subordinated Notes due 2014 (the “Notes”) and the shares of Class A Common Stock issuable upon conversion of the Notes.

     In accordance with the undertaking contained in the Registration Statement, pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to remove from registration all of the aggregate principal amount of the Notes and related Class A Common Stock previously registered that remain unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Lithia Motors, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on March 27, 2008.

LITHIA MOTORS, INC.

By:	/s/ Sidney B. DeBoer

Sidney B. DeBoer, Chairman of the Board and Chief
Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ Sidney B. DeBoer		Date: March 27, 2008

Sidney B. DeBoer, Chief Executive Officer
and Chairman of the Board of Directors
(principal executive officer)

By:	/s/ Thomas Becker*	Date: March 27, 2008*

Thomas Becker, Director

By:	/s/ William Young*	Date: March 27, 2008*

William Young, Director

By:	/s/ M.L. Dick Heimann*	Date: March 27, 2008*

M.L. Dick Heimann, Director

By:		Date: March __, 2008

Maryanne Keller, Director

By:	/s/ Jeffrey B. DeBoer	Date: March 27, 2008

Jeffrey B. DeBoer, Senior Vice President
and Chief Financial Officer
(principal financial officer)

By:	/s/ Linda A. Ganim	Date: March 27, 2008

Linda A. Ganim, Vice President
and Chief Accounting Officer
(principal accounting officer)

*By:	/s/ Jeffrey B. DeBoer	Date: March 27, 2008

Jeffrey B. DeBoer, as Attorney-in-Fact